Exhibit 99.1

Report of Independent Auditors

To the Board of Directors and Stockholders of SandRidge Energy, Inc:

In our opinion, the accompanying statement of revenues and direct operating expenses presents fairly, in all material respects, the revenue and direct operating expenses of the Forest Oil Corporation “Acquired Properties” as described in Note 1 for the year ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statement reflects the revenues and direct operating expenses of the Forest Oil Corporation “Acquired Properties” as described in Note 1 and is not intended to be a complete presentation of the financial position, results of operations or cash flows of the Forest Oil Corporation “Acquired Properties”.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 8, 2010

ACQUIRED PROPERTIES

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(In Thousands)

	For the Year Ended December 31, 2008	For the Nine Months Ended September 30, 2009	For the Nine Months Ended September 30, 2008
		(Unaudited)

Natural gas, oil and natural gas liquids revenue	$192,020	$64,351	$165,994

Direct operating expenses	38,482	20,768	29,841

Revenues in excess of operating expenses	$153,538	$43,583	$136,153

The accompanying notes are an integral part of these financial statements.

ACQUIRED PROPERTIES

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

1.	Basis of Presentation

The accompanying statements present the revenues and direct operating expenses of working interests of certain oil and natural gas properties located in the Permian Basin of west Texas and eastern New Mexico (“Acquired Properties”) acquired by SandRidge Energy, Inc. (“SandRidge”) on December 21, 2009 from Forest Oil Corporation and one of its subsidiaries (“Forest”) for the year ended December 31, 2008 and the nine month periods ended September 30, 2009 and 2008.

The accompanying statements of revenues and direct operating expenses are presented on the accrual basis of accounting and were derived from the historical accounting records of Forest. Revenues and direct operating expenses relate to the historical net revenue interest and net working interest, respectively, in the Acquired Properties. Natural gas, oil and natural gas liquids revenues are recognized when production is sold to a purchaser at a fixed or determinable price when delivery has occurred and title has transferred, and if collectability of the revenue is probable. Revenues are reported net of overriding and other royalties due to third parties. Direct operating expenses include lease and well repairs, production taxes, gathering and transportation, maintenance, utilities, payroll and other direct operating expenses.

During the periods presented, the Acquired Properties were not accounted for as a separate division by Forest and therefore certain costs such as depreciation, depletion and amortization, accretion of asset retirement obligation, general and administrative expenses, interest, and corporate income taxes were not allocated to the individual properties. Full separate financial statements prepared in accordance with generally accepted accounting principles are not presented because the information necessary to prepare such statements is neither readily available on an individual property basis nor practicable to obtain in these circumstances. Accordingly, the historical statements of revenues and direct operating expenses of the Acquired Properties are presented in lieu of the financial statements required under Rule 3-05 of the Securities and Exchange Commission Regulation S-X. The results set forth in these financial statements may not be representative of future operations.

2.	Unaudited Interim Statements

The accompanying statements of revenues and direct operating expenses for the nine month periods ended September 30, 2009 and 2008 are unaudited. The unaudited interim statements of revenues and direct operating expenses have been prepared on the same basis as the annual statement of revenues and direct operating expenses and, in the opinion of management, reflect all adjustments necessary to fairly present the Acquired Properties’ excess of revenue over direct operating expenses for the nine month periods ended September 30, 2009 and 2008.

3.	Supplemental Oil and Gas Reserve and Standardized Measure Information (Unaudited)

The following oil and gas reserve information was prepared by SandRidge based upon information provided by Forest.

Estimated Quantities of Oil and Gas Reserves. All of the Acquired Properties and associated reserves are located in the continental United States. The following table presents the estimated remaining net proved and proved developed oil and gas reserves of the Acquired Properties at December 31, 2008, estimated by Forest’s petroleum engineers, and the related summary of changes in estimated quantities of net remaining proved reserves during the year.

	Oil (1) (MBbls)	Gas (MMcf)

Proved Reserves
As of December 31, 2007	30,814	117,661
Revisions of previous estimates	(4,409)	13,698
Extensions and discoveries	3,869	19,304
Production	(1,788)	(7,268)

As of December 31, 2008	28,486	143,395

Proved developed reserves, December 31, 2007	23,853	93,895

Proved developed reserves, December 31, 2008	21,966	76,037

(1)	Includes NGLs

Standardized Measure of Discounted Future Net Cash Flows. The standardized measure of discounted future net cash flows as of December 31, 2008 was computed by applying period end prices of oil and gas ($5.71 per mcf of gas and $44.60 per barrel of oil), adjusted for transportation fees and regional price differentials, to the estimated future production of proved oil and gas reserves less estimated future expenditures to be incurred in developing and producing the proved reserves, discounted using an annual rate of 10% to reflect the estimated timing of the future cash flows. Income taxes are excluded because the property interests included in the acquisition represent only a portion of a business for which income taxes are not estimable. Extensive judgments are involved in estimating the timing of production and the costs that will be incurred throughout the remaining lives of the properties. Accordingly, the estimates of future net cash flows from proved reserves and the present value may be materially different from subsequent actual results. The standardized measure of discounted net cash flows does not purport to present, nor should it be interpreted to present, the fair value of the Acquired Properties’ oil and gas reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, and anticipated future changes in prices and costs. The following table sets forth estimates of the standardized measure of discounted future net cash flows relating to proved oil and gas reserves as of December 31, 2008 (in thousands).

Future cash inflows from production	$1,627,991
Future production costs	(493,982)
Future development costs	(153,833)

Future net cash flows	980,176
10% annual discount	(567,590)

Standardized measure of discounted future net cash flows	$412,586

Changes in the standardized measure of future net cash flows related to proved oil and gas reserves are as follows for the year ended December 31, 2008 (in thousands).

Standardized measure at December 31, 2007	$999,827
Revenues less production and other costs	(153,538)
Net changes in prices, production and other costs	(435,455)
Net development costs incurred	40,170
Net changes in future development costs	(9,084)
Extensions, discoveries and improved recoveries	(6,509)
Revisions of previous quantity estimates	(26,301)
Accretion of discount	99,983
Timing differences and other	(96,507)

Standardized measure at December 31, 2008	$412,586